UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2009

CORTEX PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16467	33-0303583
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15241 Barranca Parkway, Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 727-3157

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 29, 2009, the Company’s board of directors approved and adopted a Certificate of Amendment (the “Amendment”) to the Company’s Restated Certificate of Incorporation, as amended to date, to increase the authorized number of shares of the Company’s common stock from 105,000,000 shares to 205,000,000 shares with a resulting increase in the authorized number of shares of the Company’s capital stock from 110,000,000 shares to 210,000,000 shares, subject to stockholder approval. On November 23, 2009, at a special meeting, the Company’s stockholders approved the Amendment and the increase in authorized shares of the Company’s common stock and capital stock. The Amendment became effective on November 23, 2009 upon filing with the Delaware Secretary of State.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 3.7 and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.7	Certificate of Amendment of Restated Certificate of Incorporation of Cortex Pharmaceuticals, Inc., as filed with the Delaware Secretary of State on November 23, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2009		CORTEX PHARMACEUTICALS, INC.

	By:	/s/ Maria S. Messinger

Maria S. Messinger
Vice President, Chief Financial Officer, and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.7	Certificate of Amendment of Restated Certificate of Incorporation of Cortex Pharmaceuticals, Inc., as filed with the Delaware Secretary of State on November 23, 2009.